                                                                     EXHIBIT 3.2









                        CONSECO FINANCE LEASE 2000-1, LLC


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


                                  July 1, 2000

                                TABLE OF CONTENTS
                                -----------------
Article I.
         General ..........................................................   1
         Section 1.1.  Name ...............................................   1
         Section 1.2.  Principal Place of Business ........................   1
         Section 1.3.  Name and Address of the Member .....................   2
         Section 1.4.  Term of Existence ..................................   2
         Section 1.5.  Agent for Service of Process .......................   2
         Section 1.6.  Purpose of Company .................................   2
         Section 1.7.  Percentage Interest ................................   2
         Section 1.8.  Duties of the Member ...............................   3
         Section 1.9.  Duties of Managers .................................   3

Article II.
         Definitions ......................................................   3

Article III.
         Purpose and Character of the Business ............................   4

Article IV.
         The Member .......................................................   5

Article V.
         New Members ......................................................   5

Article VI.
         Management and Operation of Company Business .....................   5
         Section 6.1.  Board of Managers ..................................   5
         Section 6.2.  Number, Qualification; Term of Office; Vote ........   5
         Section 6.3.  Initial Board ......................................   5
         Section 6.4.  Place of Meetings ..................................   5
         Section 6.5.  Special Meetings ...................................   5
         Section 6.6.  Adjournments .......................................   6
         Section 6.7.  Notice of Meetings .................................   6
         Section 6.8.  Quorum .............................................   6
         Section 6.9.  Absent Members .....................................   6
         Section 6.10. Conference Communications ..........................   6
         Section 6.11. Proxies ............................................   6
         Section 6.12. Removal ............................................   7
         Section 6.13. Acts of Managers ...................................   7
         Section 6.15. Committees .........................................   7

         Section 6.16. No Fiduciary Duty ..................................   7
         Section 6.17. Compensation .......................................   8
         Section 6.19. Unanimous Vote .....................................   8

Article VII.
         Indemnification ..................................................   9
         Section 7.1.  Indemnification ....................................   9
         Section 7.2.  Indemnification Procedures; Survival ...............  10

Article VIII.
         Certificates .....................................................  11

Article IX.
         Books of Account; Reports and Fiscal Matters .....................  11

Article X.
         Amendment ........................................................  11

Article XI.
         Liability; Tax Status ............................................  11
         Section 11.1. Liability of the Member ............................  11
         Section 11.2. Tax Status .........................................  12

Article XII.
         Dissolution and Liquidation ......................................  12
         Section 12.1. Events of Dissolution ..............................  12
         Section 12.3. Liquidation and Winding Up .........................  12

Article XIII.
         Capital ..........................................................  13
         Section 13.1. Capital Contributions ..............................  13
         Section 13.3. Creditor's Interest in the Company .................  13

Article XIV.
         Allocation of Income, Gains and Losses;
         Distributions ....................................................  13

Article XV.
         Miscellaneous Provisions .........................................  13
         Section 15.1. Pronouns ...........................................  13
         Section 15.2. Headings ...........................................  13

         Section 15.3. Governing Law ......................................  14
         Section 15.4. Survival ...........................................  14
         Section 15.5. Severability .......................................  14
         Section 15.6. Entire Agreement ...................................  14

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        CONSECO FINANCE LEASE 2000-1, LLC


         This Limited Liability Company Agreement, dated as of July 1, 2000, made and entered into by Green Tree Lease Finance II, Inc. ("Lease Finance" or the "Member").

                  WITNESSETH THAT:

                  WHEREAS, the Delaware Limited Liability Company Act, as amended (the "Act"), permits the formation of a limited liability company with a single member; and

                  WHEREAS, the undersigned has caused the formation of Conseco Finance Lease 2000-1, LLC, a Delaware limited liability company (the "Company"), of which the undersigned constitutes the sole member.

                  NOW, THEREFORE, the undersigned hereby adopts the following Articles which shall constitute the "limited liability company agreement" of the Company within the meaning of Section 18-101(7) of the Act.

                                   Article I.
                                     General
                                     -------

                  The Member hereby adopts, approves and ratifies the execution and filing in the office of the Secretary of State of the State of Delaware of the certificate of formation (the "Certificate of Formation") of the Company by Charles F. Sawyer and acknowledges, approves and ratifies his designation as an "authorized person" of the Company in the Certificate of Formation and subsequent amendments as contemplated by Section 18-201(a) of the Act. This Agreement shall be effective as of the date of filing of the Certificate of Formation in the office of the Secretary of State of Delaware, and the Act shall govern the rights, duties and obligations of the Member, except as otherwise expressly stated herein.

                  Section 1.1. Name. The name of the Company shall be and the business shall be conducted under the name of "Conseco Finance Lease 2000-1, LLC." The Member shall have the power at any time to change the name of the Company.

                  Section 1.2. Principal Place of Business. The principal business office of the Company shall be at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 or such other place as the Board of Managers may from time to time determine (the "Principal Office").

                  Section 1.3. Name and Address of the Member. The name and address of the Member is Green Tree Lease Finance II, Inc., 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639.

                  Section 1.4. Term of Existence. The Company shall be formed as of the time of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware and its existence shall be perpetual, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement.

                  Section 1.5. Agent for Service of Process. The name and address of the agent for service of process is, until changed by the Board of Managers, The Corporate Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  Section 1.6. Purpose of Company. The purpose to be conducted or promoted by the Company is to engage in the following activities:

                  (a) to acquire a pool of equipment lease contracts ("Leases") and certain rights to the proceeds of disposition of the equipment ("Equipment") subject to such Leases ("Residual Realizations") from Lease Finance and to hold, sell, transfer or pledge such Leases and Residual Realizations, and other related rights and assets (collectively, "Assets");

                  (b) to issue and sell Lease-Backed Notes, Series 2000-1 (the "Notes") in one or more classes, and to pledge the Assets to secure repayment of the Notes;

                  (c) to enter into and perform its obligations under a Contribution and Servicing Agreement among the Company, Lease Finance and Conseco Finance Vendor Services Corporation, and an Indenture between the Company and Wells Fargo Bank Minnesota, N.A., as Trustee;

                  (d) to enter into and perform its obligations under any intercompany services agreement or management agreement with the Member or any affiliates thereof; and

                  (e) to engage in any transactions, to enter into any agreement and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

                  Section 1.7. Percentage Interest. The Member shall hold a 100% interest in the Company.

                  Section 1.8. Duties of the Member. The only duties of the Member to the Company shall be those established in this Agreement, and there shall be no other express or implied duties of the Member to the Company.

                  Section 1.9. Duties of Managers. Each Manager shall owe duties of care and loyalty to the Company and the Member. A Manager shall not be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a Manager except (a) for any breach of the Manager's duty of loyalty to the Company or the Member; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or
(c) for any transaction from which such Manager derived an improper personal benefit.

                                   Article II.
                                   Definitions
                                   -----------

                  Unless the context otherwise specifies or requires, the terms defined in this Article II shall, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in the Agreement.

                  "Act" is defined in the introduction to Article I.

                  "Agreement" means this Limited Liability Company Agreement, as it may be amended or supplemented from time to time.

                  "Assets" means all assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

                  "Board of Managers" means the Board of Managers of the Company established pursuant to Article VI.

                  "Capital Contribution" means the amount of money or the fair market value of any property contributed to the Company by the Member pursuant to Section 13.1.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. All references in this Agreement to a section of the Code or the Treasury Regulations shall be considered to include any subsequent amendment or replacement of that section.

                  "Company" means Conseco Finance Lease 2000-1, LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate of Formation in Delaware and the terms of this Agreement.

                  "Contributed Assets" shall mean the assets contributed, transferred, conveyed and assigned by the Member as a capital contribution to the Company pursuant to the Contribution Agreement.

                  "Contribution Agreement" shall mean the Contribution and Servicing Agreement dated as of July 1, 2000 between the Company, Lease Finance and Conseco Finance Vendor Services Corporation, as the same may be amended from time to time in accordance with its terms.

                  "Manager" or "Managers" means the Person or Persons appointed to the Board of Managers pursuant to Section 6.2.

                  "Member" means Green Tree Lease Finance II, Inc.

                  "Person" means any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

                  "Principal Office" is defined in Section 1.2.

                  "Reorganization" means (x) any consolidation or merger of the Company with or into any other Person, whether or not the Company is the surviving entity or (y) any sale, transfer or other disposition of all or substantially all of the Company's assets in a single transaction or a series of related transactions. A dissolution or liquidation of the Company pursuant to
Article XII will not constitute a "Reorganization" within the meaning of this Agreement.

                  "Treasury Regulations" or "Treas. Reg." refers to the regulations promulgated by the United States Treasury Department under the Code.

                  "Units" means the ten units representing the ownership interest of the Member in the Company.

                                  Article III.
                      Purpose and Character of the Business
                      -------------------------------------

                  The purpose and character of the business of the Company shall be to undertake and carry on any lawful business, purpose or activity described in Section 1.6 that is permitted under the Act and approved by the Board of Managers.

                                   Article IV.
                                   The Member
                                   ----------

                  Green Tree Lease Finance II, Inc. shall be the sole Member of the Company and shall have all of the rights, powers and privileges of a member under the Act.

                                   Article V.
                                   New Members
                                   -----------

                  No Person other than Lease Finance may be admitted to the Company as an additional member.

                                   Article VI.
                  Management and Operation of Company Business
                  --------------------------------------------

                  Section 6.1. Board of Managers. The business and affairs of the Company shall be managed by or under the authority of the Board of Managers, except as otherwise required by the Act or this Agreement.

                  Section 6.2. Number, Qualification; Term of Office; Vote. The number of members of the Board of Managers shall be up to four (4). Each Manager shall be appointed from time to time by the Member. A Manager shall hold office until such Manager's successor shall have been elected, or until the earlier death, resignation, removal or disqualification of such Manager. The Member may increase the number of Managers at any time or from time to time. At any time at which there is more than one Manager, each Manager shall have one vote in all matters to come before the Board of Managers. The provisions of Sections 6.4 through 6.11 apply (i) when more than one Manager is serving and (ii) with respect to any committee established by the Board of Managers.

                  Section 6.3. Reserved.

                  Section 6.4. Place of Meetings. Meetings of the Board of Managers shall be held at the principal executive office of the Company or at such other place as may be agreed by the Managers from time to time.

                  Section 6.5. Special Meetings. A special meeting of the Board of Managers may be called for any purpose or purposes at any time by the Chair or by the Member.

                  Section 6.6. Adjournments. Any meeting of the Board of Managers may be adjourned from time to time to another date, time and place. If any meeting of the Board of Managers is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

                  Section 6.7. Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the Board of Managers, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least five (5) days and not more than ninety (90) days prior to the meeting to every member of the Board of Managers. A member of the Board of Managers may waive notice of the date, time, place and purpose or purposes of a meeting of the Board of Managers. A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a member of the Board of Managers at a meeting is a waiver of notice of that meeting, unless the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

                  Section 6.8. Quorum. Members of the Board of Managers representing 51% of all votes held by the members of the Board of Managers shall constitute a quorum for the transaction of business at each meeting of the Board of Managers.

                  Section 6.9. Absent Members. A member of the Board of Managers may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Managers. If such member is not present at the meeting, such consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the member has consented or objected.

                  Section 6.10. Conference Communications. Any or all of the members of the Board of Managers may participate in any meeting of the Board of Managers, or of any duly constituted committee thereof, by any means of communication through which such members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, members of the Board of Managers participating pursuant to this Section 6.10 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

                  Section 6.11. Proxies. A member of the Board of Managers may cast or authorize the casting of a vote by filing a written appointment of a proxy with the Chair at or before the meeting at which the appointment is to be effective. The member may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the member authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

                  Section 6.12. Removal. Any Manager may be removed from office at any time, with or without cause, by the action of the Member; provided, however, that any such removal shall be without prejudice to any contract rights of such member of the Board of Managers pursuant to any employment or other agreement between such member and the Members or the Company.

                  Section 6.13. Acts of Managers. Except as otherwise provided herein, the Board of Managers shall take action by the affirmative vote of (i) the sole Manager or (ii) those Managers who have the power to vote 51% of all votes held by the Managers, as the case may be, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

                  Section 6.14. Written Action. Any action which might be taken by the sole Manager or at a meeting of the Board of Managers, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by, as the case may be, the sole Manager or a number of the members of the Board of Managers, or committee members, whose approval would be sufficient to approve the action at a meeting at which all of the members of the Board of Managers (or such committee) were present.

                  Section 6.15. Committees.

                  (a) A resolution approved by the Board of Managers may establish committees having the authority of the Board of Managers in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more Persons, who need not be members of the Board of Managers. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Managers.

                  (b) A majority of the members of a committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution of the Board of Managers creating the committee.

                  (c) No committee of the Board of Managers shall have the power or authority in reference to any of the actions requiring a unanimous vote of the Board of Managers or the consent of the Members as described herein, including the actions described in Section 6.19 and amendment of this Agreement as described in Article X.

                  Section 6.16. No Fiduciary Duty. No Person serving on the Board of Managers shall incur any personal liability in such capacity to the Members or the creditors of the Company.

                  Section 6.17. Compensation. Members of the Board of Managers shall not be compensated by the Company for serving in such capacity. The Company shall bear the expenses, if any, incurred by each Member's respective representatives in attending meetings of the Board of Managers.

                  Section 6.18. Binding Authority. Except as otherwise provided herein, only the Board of Managers shall have the authority to bind the Company.

                  Section 6.19. Unanimous Vote.

                  The following actions of the Company shall require the unanimous vote of the Board of Managers and the approval or authorization of the
Member:

                  (i) the approval of any Reorganization, any other merger or consolidation to which the Company is a party;

                  (ii) the assignment of any Assets for the benefit of the Company's creditors or the granting of any material lien, charge or encumbrance upon any of the Company's Assets, other than liens to secure indebtedness incurred pursuant to the transactions set forth in
         Section 1.6;

                  (iii) the incurring of any indebtedness, or the assumption or guaranty of any indebtedness of any other entity, other than indebtedness incurred pursuant to transactions set forth in Section 1.6;

                  (iv) the appointment of the certified public accountants and any attorneys for the Company; and

                  (v) a decision to dissolve or liquidate, in whole or in part (except as set forth in Article XII), file a voluntary petition that commences a case under Title 11 of the United States Code (or any successor statutes) with respect to the Company, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, relief under any applicable Federal or state law relating to bankruptcy, or commence or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of the property of the Company, or make any assignment for the benefit of creditors, or admit in writing its inability to pay the debts of the Company generally as they become due, or take action in furtherance of any such action.

                                  Article VII.
                                 Indemnification
                                 ---------------

                  Section 7.1. Indemnification.

                  (a) To the fullest extent permitted by law, each Manager (individually, an "Indemnitee") shall be indemnified, held harmless and defended by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company and by reason of the Indemnitee's status as a Manager regardless of whether the Indemnitee continues to be a Manager of the Company at the time any such loss, claim, damage, liability or other expense is paid or incurred if (i) the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) the Indemnitee's conduct did not constitute intentional misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not involve a transaction from which the Manager derived an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standards specified in clauses (i), (ii) or
(iii) of this Section 7.1(a).

                  (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 7.1 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 7.1.

                  (c) The indemnification provided by this Section 7.1 shall be in addition to any other rights to which any Indemnitee may be entitled under any other agreement, pursuant to any vote of the Managers, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnities.

                  (d) Any indemnification under this Section 7.1 shall be satisfied solely out of the assets of the Company and no Indemnitee shall have any recourse against the Member with respect to such indemnification.

                  (e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.1 merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 7.1(a).

                  (f) The Company may, but shall have no obligation to, purchase and maintain insurance covering any potential liability of the Indemnitees for any actions or omissions for which indemnification is permitted hereunder, including such types of insurance (including extended coverage liability and casualty and workers' compensation) as would be customary for any person engaged in a similar business, and may name the Indemnitees as additional insured parties thereunder.

                  Section 7.2. Indemnification Procedures; Survival.

                  (a) An Indemnitee shall notify the Company in writing within 30 days after receipt by the Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 7.1; provided, however, that any omission so to notify the Company will not relieve it of any liability for indemnification hereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company) nor from any other liability that it may have to any Indemnitee.

                  (b) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the Indemnitee shall have been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the Company, unless but only to the extent, the Indemnitees have actual or potential differing interests with each other.

                  (c) The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the

Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (d) The indemnification obligations set forth in Section 7.1 and this Section 7.2 shall survive the termination of this Agreement.

                                  Article VIII.
                                  Certificates
                                  ------------

                  The Units of the Company shall not be represented by certificates.

                                   Article IX.
                  Books of Account; Reports and Fiscal Matters
                  --------------------------------------------

                  The Company shall maintain such books of account and such financial information as may be required by the Member and the Act. The Member or a designee shall retain a copy of this Agreement and all written actions of the Member and the Board of Managers at the Principal Office or at such other place as the Member may designate.


                                   Article X.
                                    Amendment
                                    ---------

                  The Certificate of Formation and this Agreement may be amended by the Member. Any amendment of this Agreement shall be in writing and a copy thereof shall be kept with a copy of this Agreement at the Principal Office of the Company.

                                   Article XI.
                              Liability; Tax Status
                              ---------------------

                  Section 11.1. Liability of the Member. Except as otherwise provided in the Act, the Member, as such, shall have no personal liability whatsoever to the Company or any of the creditors of the Company for the debts, liabilities, contracts or other obligations of the Company or any of the Company's losses beyond the Member's Capital Contribution and, solely to the extent and for the period required by applicable law, the amount of the Member's Capital Contribution, if any, which is returned to it. Each Unit, on issuance, shall be fully paid and not subject to assessment for additional Capital Contributions. The Member shall not be required to lend any funds to the Company. It is the intent of the Member that (i) no distribution to the Member (other than a distribution upon the dissolution and liquidation of the Company) shall be deemed a withdrawal of capital, even if such distribution represents, for federal income tax purposes or otherwise (in full or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Company's income, and
(ii) the Member shall not be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Company to the Member constitutes a withdrawal of capital, any obligation under applicable law to return the same or any portion thereof to or for the account of the Company or its creditors shall be the obligation of the Member.

                  Section 11.2. Tax Status. The Member intends that the Company will be classified solely for federal income tax purposes as an "eligible entity" that is disregarded as an entity separate from its owner as provided in Treasury Regulations Section 301.7701-3(a).

                                  Article XII.
                           Dissolution and Liquidation
                           ---------------------------

                  Section 12.1. Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

                  (a) the written consent of the Member; or

                  (b) the entry of a decree of judicial dissolution underss. 18-802 of the Act.

                  Section 12.2. Continuation of Business. Upon the occurrence of any event described in Section 18-801(4) of the Act, or any successor provision, the Company shall continue unless dissolved by the Member pursuant to Section 12.1(a).

                  Section 12.3. Liquidation and Winding Up. If dissolution of the Company should be caused by reason of (i) any of the events set forth in paragraphs (a) or (b) of Section 12.1 hereof, the Company shall be liquidated and the Person designated at such time by the Board of Managers (or other Person or Persons designated by a decree of court) shall wind up the affairs of the Company. The Person or Persons winding up the affairs of the Company shall promptly proceed to the liquidation of the Assets and, in settling the accounts of the Company, the Assets shall be distributed in the following order of priority:

                  (a) To creditors to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to the Member;

                  (b) To the repayment of outstanding loans from the Member to the Company;

                  (c) The balance, if any, to the Member.

                                  Article XIII.
                                     Capital
                                     -------

                  Section 13.1. Capital Contributions. Lease Finance has contributed all of its right, title and interest in, to and under the Contributed Assets as a Capital Contribution to the Company.

                  Section 13.2. No Right to Return of Contribution. The Member shall have no right to the withdrawal or to the return of its Capital Contribution, except upon the dissolution and liquidation of the Company pursuant to Article XII.

                  Section 13.3. Creditor's Interest in the Company. No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

                                  Article XIV.
                     Allocation of Income, Gains and Losses;
                     ---------------------------------------
                                  Distributions
                                  -------------

                  The income, profits, gains, losses and tax credits of the Company and distributions of cash or property of the Company to the Member shall be treated for federal income tax purposes as if the Company were a division of the Member in accordance with Treasury Regulation Section 301.7701-2(a).

                                   Article XV.
                            Miscellaneous Provisions
                            ------------------------

                  Section 15.1. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

                  Section 15.2. Headings. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  Section 15.3. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

                  Section 15.4. Survival. It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

                  Section 15.5. Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

                  Section 15.6. Entire Agreement. This Agreement contains the entire agreement with respect to the matters contained herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

                  IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                        GREEN TREE LEASE FINANCE II, INC.


                                        /s/ Brian F. Corey
                                        -----------------------------------
                                        By:  Brian F. Corey
                                        Its: Senior Vice President and Secretary